Exhibit 10(f)2

AMENDMENT NO. 1

Dated as of July 6, 2007

to and under

MULTI-YEAR CREDIT AGREEMENT

Dated as of July 7, 2006

Southern Power Company and Citibank, N.A., as Administrative Agent on behalf of the Lenders, agree as follows:

1.     Multi-Year Credit Agreement. Reference is made to the Multi-Year Credit Agreement, dated as of July 7, 2006, among Southern Power Company, a Delaware corporation (the “Borrower”), the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as Issuing Bank (the “Credit Agreement”). Terms used but not defined in this Amendment No. 1 (this “Amendment”) are used herein with the meanings ascribed to them in the Credit Agreement.

2.     Amendment. On and after the Effective Date (as defined below), Section 1.1 of the Credit Agreement is hereby amended by deleting in the first line of the definition of the term “Maturity Date,” “July 7, 2011” and replacing it with “July 7, 2012.”

3.     Continuing Effect of Credit Agreement. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect and the Credit Agreement, as amended hereby, is in all respects confirmed, approved and ratified.

4.     Representations and Warranties. In order to induce the Lenders and the Administrative Agent to agree to the amendments contained herein, the Borrower hereby represents and warrants as follows:

(a)     Each representation and warranty made in the Credit Agreement is, both before and after giving effect to this Amendment, true and correct at and as of the Effective Date (with references in such representations and warranties to the Closing Date being deemed to be references to the Effective Date and, with respect to Section 6.8 and 6.9 of the Credit Agreement, as updated in Schedule 4(a) hereto); and

(b)     No event has occurred and is continuing on the Effective Date, or would result from the effectiveness of this Amendment, which constitutes a Default or Event of Default.

5.              Conditions to Effectiveness; Effective Date. This Amendment shall be effective on July 6, 2007, if on or before said date (the “Effective Date”) each of the following conditions has been satisfied (or waived by the Lenders):

(a)   The Administrative Agent shall have received each of the following in form and substance satisfactory to it:

(i) this Amendment duly executed by the Borrower and the Administrative Agent;

(ii)      an opinion or opinions, satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders from legal counsel to the Borrower dated the Effective Date;

(iii)  a certificate of the secretary or assistant secretary of the Borrower certifying that each of the articles of incorporation (or other charter documents) and bylaws of the Borrower has not been amended or modified since the Closing Date and that said articles of incorporation (or other charter documents) and bylaws remain in full force and effect on the Effective Date;

(iv)  a certificate of the secretary or an assistant secretary of the Borrower certifying and attaching true and complete copies of resolutions duly adopted by the Board of Directors of the Borrower approving the execution and delivery of this Amendment and all other Credit Documents required to be delivered hereunder;

(v)   a copy of (A) a certificate of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of its state of incorporation and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation; and

(vi) an incumbency certificate of the Borrower, certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Effective Date.

(b)  No event or condition shall have occurred since March 31, 2007 that has had or would be likely to have a Material Adverse Effect.

(c)  Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably requested by it.

6.      Payment of Expenses. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith.

7.      Governing Law. This Amendment shall, pursuant to New York General Obligations Law Section 5-1401, be construed in accordance with and governed by the law of the State of New York.

8.      Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

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9.      Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the Effective Date.

SOUTHERN POWER COMPANY, a Delaware corporation
By: /s/ Michael W. Southern Michael W. Southern Senior Vice President and Chief Financial Officer

CITIBANK, N.A., as Administrative Agent on behalf of the Lenders
By: /s/ Maureen Maroney Name: Maureen Maroney Title: Authorized Signatory

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Schedule 4(a)

6.8     Indebtedness. As of the Effective Date, the Borrower and its Subsidiaries have no Indebtedness except as disclosed in the financial statements referenced in Section 7.1 and as otherwise incurred in the ordinary course. Set forth on the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Borrower’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 is a specific description of all material Off Balance Sheet Indebtedness of the Borrower and its Subsidiaries as of the periods covered thereby.

6.9     Litigation. Except as disclosed in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2006, in the Borrower’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and in any Current Report of Form 8-K filed by the Borrower between December 31, 2006 and the Effective Date, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower threatened against the Borrower or a Significant Subsidiary, in which there is a reasonable possibility of an adverse decision which has had or would be reasonably expected to have a Material Adverse Effect.

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